Exhibit 5.1

[Letterhead of Greenberg Traurig, P.A.]

August 27, 2014

Castle Brands Inc.

122 East 42nd Street, Suite 4700

New York, New York 10168

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Castle Brands Inc., a Florida corporation (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) on the date hereof of a registration statement on Form S-3 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Act”), relating to an unspecified number or amount of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) one or more classes or series of shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) warrants to purchase Common Stock (the “Warrants”); and (iv) units consisting of Common Stock, Preferred Stock and/or Warrants (the “Units”). The Common Stock, Preferred Stock, Warrants and Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”), and pursuant to Rule 415 under the Act for an aggregate offering price not to exceed $30,000,000.

Any Warrants that may be issued will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Warrant Counterparty”).

Any Units that may be issued will be issued under one or more Unit Agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Unit Counterparty”).

In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the Company’s Articles of Incorporation (the “Articles of Incorporation”) and Bylaws, each as amended to the date hereof; (ii) the Registration Statement and exhibits thereto; and (iii) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. We have also assumed that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Warrant Counterparty thereto and (ii) at the time of execution, countersignature, issuance and delivery of any Units, the Unit Agreement will be the valid and legally binding obligation of each Unit Counterparty thereto.

Castle Brands Inc.

August 27, 2014

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption).

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption).

We have further assumed that (i) the Registration Statement and any amendments thereto will be effective under the Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby has been prepared and filed with the Commission in compliance with the Act and complies with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued shares of Common Stock or Preferred Stock, as applicable, will be available for issuance under the Articles of Incorporation, as then in effect.

Castle Brands Inc.

August 27, 2014

Based upon the foregoing examination and subject to the qualifications and limitations stated herein, we are of the opinion that (i) with respect to the Common Stock, assuming (A) the taking by the board of directors of the Company (the “Board of Directors”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (B) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting, or similar agreement, or the Prospectus or Prospectus Supplement approved by the Board of Directors, and otherwise in accordance with the provisions of such agreement, the Common Stock will be duly authorized and, when issued by the Company, will be validly issued, fully paid and nonassessable; (ii) with respect to the Preferred Stock, assuming (A) the taking by the Board of Directors of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof, (B) the due filing of the applicable articles of amendment with the Florida Secretary of State, setting forth the terms of such Preferred Stock and (C) the due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting, or similar agreement, or the Prospectus or Prospectus Supplement approved by the Board of Directors, and otherwise in accordance with the provisions of such agreement, the Preferred Stock will be duly authorized, and when issued by the Company will be validly issued, fully paid and nonassessable; (iii) with respect to the Warrants, assuming (A) the taking of all necessary corporate action by the Board of Directors to approve the execution and delivery of a Warrant Agreement and issuance of the Warrants; (B) the due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, or the Prospectus or Prospectus Supplement approved by the Board of Directors, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement; and (C) the conditions in the applicable Warrant Agreement have been satisfied, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms; and (iv) with respect to the Units, assuming (A) the taking of all necessary corporate action by the Board of Directors to approve the execution and delivery of a Unit Agreement and issuance of the Units; (B) the due execution, countersignature, issuance and delivery of the Units upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or Prospectus or Prospectus Supplement approved by the Board of Directors, and otherwise in accordance with the provisions of the applicable Unit Agreement and such agreement; (C) the conditions in the applicable Unit Agreement have been satisfied; (D) if such Unit Agreements relate to the issuance and sale of Common Stock, the actions described in item (i) above have been taken; (E) if such Unit Agreements relate to the issuance and sale of Preferred Stock, the actions described in item (ii) above have been taken; and (F) if such Unit Agreements relate to the issuance and sale of Warrants, the actions described in item (iii) above have been taken, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth in clauses (iii) and (iv) of the paragraph above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law; (iii) an implied covenant of good faith and fair dealing; (iv) the discretion of the court before which any proceeding for enforcement may be brought; and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

This opinion letter is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be used, quoted, or otherwise referred to for any other purpose or by any other person, firm, or corporation without, in each instance, our prior written consent. Notwithstanding the foregoing, investors are entitled to rely on the opinion.

Castle Brands Inc.

August 27, 2014

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are specifically limited to the laws of the State of Florida and the federal laws of the United States of America and are as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

GREENBERG TRAURIG, P.A.

By:	/s/ Robert L. Grossman
Robert L. Grossman, Esq.